                                                                   EXHIBIT 23(a)


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 24, 2003, in the Registration Statement on Form S-4 and the related Prospectus of Overseas Shipholding Group, Inc. (the "Company") relating to the offer by the Company to exchange outstanding 8.250% Senior Notes due March 15, 2013 of the Company for 8.250% Senior Notes due March 15, 2013 of the Company which have been registered under the Securities Act of 1933, as amended.


                                                  /s/ Ernst & Young LLP


New York, New York
May 5, 2003